Exhibit 99.1

Commerce Union Bancshares, Inc. and Reliant Bank to Merge With

Community First, Inc. and Community First Bank & Trust

Creates 4th Largest Community Bank Headquartered in Nashville MSA with $1.5 Billion in Assets

Brentwood and Columbia, Tenn. – (August 23, 2017) – Commerce Union Bancshares, Inc. (“Commerce Union”) (Nasdaq: CUBN), the parent company for Reliant Bank, announced today that it has entered into a definitive agreement to merge with Community First, Inc. (“Community First”), the parent company for Community First Bank & Trust located in Columbia, Tennessee, in an all-stock transaction valued at approximately $59.0 million based on the closing price of Commerce Union’s common stock on August 22, 2017. The proposed transaction has received approval from the Board of Directors of each company.

The proposed transaction will create the fourth largest community bank by assets headquartered in the Nashville-Davidson-Murfreesboro-Franklin, TN Metropolitan Statistical Area (“Nashville MSA”), based upon financial data as of June 30, 2017. On a pro forma basis as of June 30, 2017, the combined company would have assets of $1.5 billion, deposits of $1.3 billion, and gross loans of $1.1 billion, and would operate 15 branches, two loan production offices, and two mortgage services locations throughout Middle Tennessee and Chattanooga. The transaction is expected to close in the first quarter of 2018, subject to regulatory approval, approval of the shareholders of both Commerce Union and Community First, as well as other customary closing conditions. At closing, Commerce Union will merge Community First Bank & Trust with and into Reliant Bank, and the combined subsidiary banks will operate under the name Reliant Bank. At closing and subject to Commerce Union shareholder approval, Commerce Union plans to change its name to Reliant Bancorp, Inc.

DeVan D. Ard, Jr., Chairman, President, and Chief Executive Officer of Commerce Union Bancshares, Inc., commented, “We are very excited about the proposed merger with Community First. Our companies share similar values and cultures, and this combination will create the foundation for an extraordinary financial services company in Middle Tennessee. Together, we will continue to grow lasting relationships with our customers and work as a team to deliver valuable banking solutions. We welcome the opportunity to expand into Maury and Hickman Counties and are committed to ensuring a seamless transition for customers and employees alike.”

“We believe Reliant Bank is an excellent fit for our customers, employees, and shareholders,” said Louis Holloway, Chief Executive Officer of Community First. “This transaction will allow us to leverage our collective financial strength to further expand product offerings and technology solutions, while remaining actively involved in our communities. We are proud to partner with the exceptional team at Reliant Bank, as this will provide us the opportunity to bolster our franchise.”

Under the terms of the definitive agreement, shareholders of Community First will receive 0.481 shares of Commerce Union common stock for each share of Community First common stock, which equates to a value of $11.74 per share, or approximately $59.0 million in the aggregate, based on Commerce Union’s closing price of $24.40 as of August 22, 2017. Louis Holloway is expected to join the Commerce Union executive management team as Chief Operating Officer, Jim Bratton is expected to assume the role of Maury County market executive, and Mr. Holloway and two other current Community First board members are expected to join the Commerce Union and Reliant Bank boards of directors.

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Commerce Union Bancshares, Inc. and Reliant Bank to Merge With

Community First, Inc. and Community First Bank & Trust

August 23, 2017

Keefe, Bruyette & Woods, Inc. served as financial advisor and Butler Snow LLP served as legal counsel to Commerce Union Bancshares, Inc. ProBank Austin served as financial advisor and Bass, Berry & Sims PLC served as legal counsel to Community First, Inc.

Contacts:

DeVan Ard, Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc. (615.221.2020)

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee along with a loan and deposit production office in Rutherford County, Tennessee and a recently opened loan and deposit production office in Chattanooga, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of June 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $719 million in loans and approximately $840 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

About Community First and Community First Bank & Trust

Community First, Inc. is headquartered in Columbia, Tennessee, with approximately $479 million in total assets, approximately $308 million in loans and approximately $426 million in deposits as of June 30, 2017. In addition to its three branches in Columbia, Community First also operates branch locations in Mt. Pleasant, Thompson’s Station, Centerville and Lyles, Tennessee. For additional information about Community First, Inc. and Community First Bank & Trust, please visit their website at www.cfbk.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Commerce Union and Community First of the proposed transaction, Commerce Union’s and Community First’s future financial and operating results (including the anticipated impact of the proposed transaction on the combined company’s earnings per share and tangible book value) and Commerce Union’s and Community First’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Commerce Union and Community First to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed transaction may not be realized or take longer than anticipated to be realized, (2) the ability of Commerce Union and Community First to meet expectations regarding the timing and completion and accounting and tax treatment of the proposed transaction, (3) the effect of the announcement of the proposed transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (6) the amount of the costs, fees, expenses, and charges related to the proposed transaction, (7) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the proposed transaction, (8) the failure of any of the conditions to the closing of the transaction to be satisfied, or any unexpected delay in closing the proposed transaction, (9) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Commerce Union’s issuance of additional shares of its common stock

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Commerce Union Bancshares, Inc. and Reliant Bank to Merge With

Community First, Inc. and Community First Bank & Trust

August 23, 2017

in the proposed transaction, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or Community First’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Commerce Union and Community First believe the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union and Community First disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Commerce Union intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Commerce Union and Community First and a prospectus of Commerce Union, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Commerce Union and Community First are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each institution seeking the required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Commerce Union or Community First as described below.

Investors and security holders are urged to carefully review and consider each of Commerce Union’s and Community First’s public filings with the SEC, including but not limited to their annual reports on Form 10-K, their proxy statements, their current reports on Form 8-K and their quarterly reports on Form 10-Q.

The documents filed by Commerce Union with the SEC may be obtained free of charge at Commerce Union’s website at www.reliantbank.com under the heading “Investor Relations” or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Commerce Union by requesting them in writing to J. Daniel Dellinger, Chief Financial Officer, at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027 or by calling (615) 221-2020.

The documents filed by Community First with the SEC may be obtained free of charge at Community First’s website at www.cfbk.com under the “Shareholders” heading or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Community First by requesting them in writing to Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Jon Thompson or Ashlee Pope, or by calling (931) 380-2265.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

Commerce Union, Community First, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Commerce Union’s and Community First’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Commerce Union and their ownership of Commerce Union common stock is set forth in the definitive proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 19, 2017. Information about the directors and executive officers of Community First and their ownership of Community First common stock is set forth in the definitive proxy statement for Community First’s 2017 annual meeting of shareholders, as previously filed with the SEC on April 3, 2017. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the paragraphs above.

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